Exhibit 10.1

AMENDMENT NO. 2

TO

INVESTOR RIGHTS AGREEMENT

Amendment No. 2, dated as of May 10, 2006 (the “Amendment”), to the Investor Rights Agreement, dated as of March 6, 2002, as amended by Amendment No. 1, dated as of June 28, 2002 (as so amended, the “Investor Rights Agreement”), among SAVVIS, INC., a Delaware corporation (“SAVVIS” or the “Company”), WELSH, CARSON, ANDERSON & STOWE VIII, L.P., a Delaware limited partnership (“WCAS”), MLT, LLC, a Delaware limited liability company (as assignee of Reuters Holdings Switzerland SA, “Moneyline”), CONSTELLATION VENTURE CAPITAL II, L.P., a Delaware limited partnership, CONSTELLATION VENTURE CAPITAL OFFSHORE II, L.P., a Cayman Islands limited partnership, THE BSC EMPLOYEE FUND IV, L.P., a Delaware limited partnership, and CVC II PARTNERS, L.L.C., a Delaware limited liability company (the “Constellation Entities”), and the other individuals and entities party to the Investor Rights Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Investor Rights Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 12(f) of the Investor Rights Agreement, the Company, WCAS, Moneyline and the Constellation Entities may modify or amend the Investor Rights Agreement; and

WHEREAS, the Company, WCAS, Moneyline and the Constellation Entities wish to amend the Investor Rights Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.01 Amendment to Preamble. The preamble to the Investor rights Agreement is hereby amended to replace “Reuters Holdings Switzerland SA, a societe anonyme organized under the laws of Switzerland (“Reuters”)” with the following: “MLT, LLC, a Delaware limited liability company (“Moneyline”), as assignee of Reuters Holdings Switzerland SA, a societe anonyme organized under the laws of Switzerland.”

Section 1.02 Amendments to Section 1.

(a) Section 1 of the Investor Rights Agreement is hereby amended to add the following definitions:

“‘Covered Exchange Shares’ means the shares of Common Stock issued to the holders of Preferred Stock in exchange for such holders’ shares of Preferred Stock pursuant to the terms of the Exchange and Recapitalization Agreement, dated as of May 10, 2006, among the Company and the holders of the Preferred Stock.”

“‘Moneyline Parties’ means Moneyline and, in the event it becomes a Permitted Transferee, One Equity Partners, LLC, a Delaware limited liability company.”

(b) The following definition in Section 1 is hereby amended and restated in its entirety to read as follows:

“‘Covered Common Shares’ means the Covered Converted Common Shares, the Covered Exchange Shares and the Covered Warrant Common Shares.”

Section 1.03 Amendment to Section 3. Section 3(a) is hereby amended and restated in its entirety to read as follows:

“(a) Demand Registration Rights. If SAVVIS shall at any time after the Effective Date, be requested by WCAS, a Moneyline Party, a Constellation Entity, any Other Investor (other than a Constellation Entity or a Moneyline Party) constituting an Eligible Investor or the holders of at least 25% of the Covered Warrant Common Shares (other than Covered Warrant Common Shares issued or issuable upon exercise of the Constellation Warrants) in a writing that states the number of shares of Restricted Stock to be sold and the intended method of disposition thereof (each such written request, a “Demand Notice”), to effect a registration under the Securities Act of all or any portion of the Restricted Stock then held by such person or issuable upon conversion of Preferred Stock or upon exercise of Warrants or Constellation Warrants then held by such person, SAVVIS shall immediately notify in writing (each such notice, a “Demand Further Notice”) each other Investor (other than the requesting Investor) of such proposed registration and shall use its reasonable best efforts to register under the Securities Act (each such registration, a “Demand Registration”), for public sale in accordance with the method of disposition specified in such Demand Notice, the number of shares of Restricted Stock specified in such Demand Notice (plus the number of shares of Restricted Stock specified in any written requests for registration of shares of Restricted Stock that are received from other Investors (other than the requesting Investors) within 30 days after receipt by such other Investors of a Demand Further Notice). Notwithstanding anything to the contrary contained herein, SAVVIS shall not be obligated pursuant to this paragraph (a) to file and cause to become effective (i) more than two Demand Registrations in the aggregate requested by WCAS or its Permitted Transferees, two Demand Registrations in the aggregate requested by the Moneyline Parties or their Permitted Transferees, two Demand Registrations in the aggregate requested by the Constellation Entities or their Permitted Transferees, two Demand Registrations in aggregate requested by Other Investors (other than the Constellation Entities and the Moneyline Parties) constituting Eligible Investors, and one Demand Registration by holders of the Covered Warrant Common Shares (other than Covered Warrant Common Shares issued or issuable upon exercise of the Constellation Warrants) or (ii) any Demand Registration with a proposed aggregate offering price of less than $25.0 million.”

Section 1.04 Amendment to Section 12. (a) The last sentence of Section 12(e) is hereby amended and restated in its entirety to read as follows:

“The parties acknowledge that this Agreement shall not terminate or otherwise amend or change the side letter between Moneyline (as successor to Reuters) and the Company, dated May 16, 2001, relating to Board of Director observer rights and other matters.”

Section 1.05 General Amendment. The Investor Rights Agreement is hereby amended to replace the word “Reuters” in each instance where it appears in the body of the Investor Rights Agreement with the word “Moneyline”, except for in the last sentence of Section 12(e).

ARTICLE II.

MISCELLANEOUS

Section 2.01 Headings. Headings of sections and paragraphs of this Amendment are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

Section 2.02 Severability. In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment.

Section 2.03 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

Section 2.04 Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 2.05 Continuing Effect of Investor Rights Agreement. This Amendment shall not constitute an amendment or waiver of any other provision of the Investor Rights Agreement not expressly referred to herein. Except as expressly amended hereby, the provisions of the Investor Rights Agreement shall remain in full force and effect.

Section 2.06 Effectiveness. This Amendment shall become effective on the date hereof.

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Amendment as of the day and year first above written.

SAVVIS, INC.

By:	/s/ Philip J. Koen
Name:	Philip J. Koen
Title:	Chief Executive Officer

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By	WCAS VIII Associates LLC,
General Partner

By:	/s/ Jonathan M. Rather
Name:	Jonathan M. Rather
Title:	Managing Member

MLT, LLC

By:	/s/ Alexander Russo
Name:	Alexander Russo
Title:	Chief Executive Officer

CONSTELLATION VENTURE CAPITAL II, L.P.

By:	Constellation Ventures Management II, LLC, its General Partner

By:	/s/ Clifford H. Friedman
Name:	Clifford H. Friedman
Title:	Member

CONSTELLATION VENTURE CAPITAL
OFFSHORE II, L.P.

By:	Constellation Ventures Management II, LLC, its General Partner

By:	/s/ Clifford H. Friedman
Name:	Clifford H. Friedman
Title:	Member

THE BSC EMPLOYEE FUND IV, L.P.

By:	Constellation Ventures Management II, LLC, its General Partner

By:	/s/ Clifford H. Friedman
Name:	Clifford H. Friedman
Title:	Member

CVC II PARTNERS, LLC

By:	Bear Stearns Asset Management Inc., its Managing Member

By:	/s/ Clifford H. Friedman
Name:	Clifford H. Friedman
Title:	Senior Managing Director